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                                                                     Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the incorporation by reference in the following documents of our reports, dated October 11, 1996, on our audits of the consolidated financial statements and a related financial statement schedule of Tuscarora Incorporated and its subsidiaries as of August 31, 1996 and 1995, and for the years ended August 31, 1996, 1995 and 1994, which reports are incorporated by reference or included in the annual report on Form 10-K of Tuscarora Incorporated for its fiscal year ended August 31, 1996:

        1. Registration Statements No. 33-35373 and No. 333-06111 on Form S-8 for the 1985 Incentive Stock Option Plan and 1989 Stock Incentive Plan of Tuscarora Incorporated, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statements; and

        2. Registration Statement No. 33-35587 on Form S-8 for the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in the above-mentioned Prospectuses.

                                               /s/ S.R. SNODGRASS, A.C.
                                               -----------------------
Beaver Falls, Pennsylvania                        S.R. Snodgrass, A.C.
November 27, 1996                                 Certified Public Accountants